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                                                                      EXHIBIT 32

SECTION 1350 CERTIFICATIONS

     Each of the undersigned hereby certifies that to his knowledge the report on Form 10-K for the fiscal year ended December 31, 2007 of Allstate Life Insurance Company filed with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and result of operations of Allstate Life Insurance Company.

March 14, 2008
                               /s/ James E. Hohmann
                               --------------------

                               James E. Hohmann
                               President and Chief Executive Officer


                               /s/ John C. Pintozzi
                               --------------------

                               John C. Pintozzi
                               Senior Vice President and Chief Financial Officer